Exhibit 99.1                                                                                                               Press Release

For Immediate Release

NUMEREX REPORTS FOURTH QUARTER AND FULL YEAR 2008 RESULTS

M2M operations continue to reflect strong fundamentals with 146% full year growth in digital network connections and 23% growth in service revenue

ATLANTA, February 26, 2009 - Numerex Corp. (NASDAQ: NMRX) a leading provider of full service, highly secure Machine-to-Machine (M2M) network services and solutions announces its financial results for the fourth quarter and full year ended December 31, 2008.

Key highlights of Numerex’s financial performance are as follows:

•	Revenues: For the full year of 2008, revenues grew to $72.3 million from $68 million in 2007. Wireless service revenues grew by 23%, more than offsetting the decline in hardware revenues of 3.5%.
o
The anticipated lower hardware sales were due to the completion of the analog to digital transition in the commercial and residential security market coupled with reduced demand for wireless modules from M2M customers adjusting to the macroeconomic slowdown and lack of liquidity.

•	Gross Margin: Fourth quarter and full year margins of 2008 were 39.8% and 35.1% respectively compared to 35.1% and 34.4% for the same periods in 2007.
o	The increase in wireless service revenues drove an overall margin improvement since service revenues have a significantly higher gross margin than the ones achieved through the sale of hardware.

•
Operating expense: Excluding impairments, operating expenses were $7.7 million for the fourth quarter of 2008 and $26.5 million for the full year 2008.  This compares with $6.2 million and $20.9 million for the same periods in 2007.

o
The reason for this increase includes the continued investment in the Company’s sales and marketing functions, legal fees associated with litigation, increased bad debt allowance, additional research and development expenses as well as higher amortization charges incurred primarily as the result of the acquisitions of both Orbit One and Ublip.

o
The Company is tightly controlling costs and in the last several months has reduced administrative and support expenses. As a result of this and other cost control actions, general and administrative expenses, excluding legal litigation fees, were lower in 2008 than in 2007.

o
In accordance with Financial Accounting Standard No. 123(R) the Company recorded non-cash stock option compensation costs of $301,000 and $1,158,000 in the fourth quarter and full year 2008 respectively.

Commenting on these results and the strategic direction of the Company, Stratton Nicolaides, chairman and CEO of Numerex stated: “We believe that the fundamentals of our M2M business remain strong and centered on the capture of long-term recurring service revenue despite these difficult economic times.  As a result of the economic climate and uncertainty in the capital markets, which we believe will continue into 2009, and after consideration of other relevant factors, we bolstered our reserves and recorded non-cash goodwill and intangible write-offs in the fourth quarter.  We continue to take measures that will strengthen our balance sheet and build our cash balances. We expect that our service revenue and connection base will continue to reflect solid growth in 2009, building upon our 2008 accomplishments.”
-continued-
In 2008, we:
•	Strengthened our balance sheet by increasing cash position to $8.9 million, improving Days Sales Outstanding to 50 days, and reducing accounts receivable and inventory.
•
Transitioned our analog customer base to digital during the year, while increasing the number of connections on our M2M networks. The total number of digital connections grew to 701,000 at the end of 2008 from a base of 285,000 at the beginning of the year, excluding analog connections.

•
Increased the share of high margin service revenue as a result of our strategy to de-emphasize hardware only sales. Wireless service revenues in 2008 were 39.2% of total wireless revenue compared to 33.7% in 2007. In the fourth quarter of 2008, service revenues were actually slightly greater than hardware revenues compared to the same period in 2007 when they were less than 38% of the total revenue.

•
Introduced “Numerex Foundation Application Software Technology” or Numerex FAST™ as a result of the Ublip acquisition. Numerex customers are now able to take advantage of a resilient and scalable hosting environment for the rapid creation and support of web-based M2M applications.

•	Shaped our product and service delivery around Numerex DNA™, which captures our capabilities to provide complete M2M solutions, efficiently integrating a Device, a Network , and an Application.
•
Reinforced our wireless security product suite through the introduction of two new products, the FD-1000 module and the ETL certified Uplink 2550, aimed at providing full data communications and reporting capabilities for both the commercial and residential security sectors.

•	Introduced GPRSXpress™, a GSM data transport service that is optimized for subscribers seeking a simple and efficient data plan for M2M communications.
•
Launched the NumereXpress™ portal, which gives direct web-access to Numerex's customer support and backend M2M services. This portal facilitates the device management and network provisioning for our SMSXpress™ and GPRSXpress customers.

•
Received Hazards of Electromagnetic Radiation to Ordnance (HERO) certification, which, together with successful environmental testing, clears the way for military procurement of the SX1 satellite tracking tags.

Including non-cash charges of $5.3 million for impairment and $3.5 million for deferred taxes, the Company reported a net loss of $10.7 million for the fourth quarter of 2008 and a net loss of $11.0 million for the full year of 2008. These results compare to net income of $554,000 and $440,000 for the fourth quarter and full year 2007, respectively.  Net income for 2008, excluding stock based compensation expenses, legal fees associated with litigation, impairment charges and the deferred tax valuation allowance reversal (“non-GAAP income”) was $531,000 compared to net income of $1.4 million for 2007 using the same non-GAAP income measurement. All non-GAAP information is reconciled in the Non-GAAP Condensed Consolidated Statement of Operations table attached.

The Company conducted its goodwill and long lived asset analysis and assessment in accordance with the provisions of Statement of Financial Accounting Standards (SFAS) 142 and Statement of Financial Accounting Standards (SFAS) 144. In the fourth quarter 2008, the Company recorded an estimated total pre-tax, non-cash charge of $5.3 million for the impairment of goodwill and long lived assets primarily attributable to the satellite division. A smaller portion of the impairment was attributable to the Company’s broadband solutions business. This non-cash charge has no impact on the Company’s liquidity or on its future operating performance. After this impairment, the Company’s goodwill balance will be approximately $23.8 million.

As a result of the current year’s net loss and its impact on the Company’s deferred tax asset related to net operating losses (NOL’s), management has decided that it would be prudent to re-establish a valuation allowance against the Company’s
deferred tax assets.   The resulting deferred tax expense is a non-cash charge and has no impact on the Company’s liquidity or future operating performance. In subsequent periods income generated by the Company will contain only minimal tax charges related to certain state taxes until such time as the valuation allowance related to the deferred tax asset is released.  In addition, until the Company has utilized $13.1 million in NOL carry forwards, cash payments for federal income taxes will also be minimal.

Key balance sheet metrics at December 31, 2008, include:

o
Total cash of $8.9 million compared to $7.4 million at December 31, 2007. This increase was generated organically and achieved despite the payment of over $4.1 million principal and interest on the Company’s debt.

o	An improvement in Days Sales Outstanding (DSO), which are calculated by reference to monthly sales, to 50 days from 60 days at the end of 2007.
o
Continued inventory management that yielded a second straight quarterly decline in total inventory levels. Despite this decrease, inventory remains elevated and it is believed that there are additional opportunities for prospective reductions.

Mr. Nicolaides concluded, “Our mission is to bring our customers’ M2M ‘projects to life’, efficiently and reliably. In other words, we enable M2M projects by providing the appropriate device, wireless network, and software application, or Numerex DNA, and strip out the complexity associated with an M2M product launch. In our view, Numerex provides the ideal solution in an economic environment where customers seek productivity enhancement, operational efficiencies, and security. In 2009, we will maintain our focus on key strategic relationships in commercial and residential security, government and transportation, healthcare, energy and utilities, and financial services.”

Conference Call and Web Cast Information
Numerex will conduct a conference call on February 26th  at 9:00 am Eastern Time, accessible by calling (866) 838-2057 in the United States and Canada or (904) 596-2360 for international. A live web cast of the call will also via the Numerex web site at http://www.numerex.com, under the Investor Relations section. A replay of the conference call will also be available via the Numerex web site beginning two hours after the call.

About Numerex
Numerex Corp. (NASDAQ: NMRX) provides a broad choice of secure machine-to-machine (M2M) network services and solutions. Numerex delivers a depth of expertise and excellence through its M2M service platforms that leading companies choose to power their M2M solutions. Numerex is the first M2M Company in North America to carry ISO 27001 certification -- ISO's highest information security benchmark that ensures data confidentiality, integrity and availability. The Company offers its M2M products and services through a variety of brands including Uplink, Orbit One, and Ublip. Numerex is headquartered in Atlanta, Georgia. For additional information, visit http://www.numerex.com

This press release contains, and other statements may contain, forward-looking statements with respect to Numerex future financial or business performance, conditions or strategies and other financial and business matters, including expectations regarding growth trends and activities in the wireless data business. Forward-looking statements are typically identified by words or phrases such as "believe," "expect," "anticipate," "intend," "estimate," "assume," "strategy," "plan," "outlook," "outcome," "continue," "remain," "trend," and variations of such words and similar expressions, or future or conditional verbs such as "will," "would," "should," "could," "may," or similar expressions. Numerex cautions that these forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. These forward-looking statements speak only as of the date of this press release, and Numerex assumes no duty to update forward-looking statements. Actual results could differ materially from those anticipated in these forward-looking statements and future results could differ materially from historical performance.

The following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: our inability to reposition our platform to capture greater recurring service revenues, difficulties associated with integrating Orbit One’s business, the risks that a substantial portion of Orbit One's revenues are derived from government contracts that may be terminated by the government at any time, variations in quarterly operating results, delays in the development, introduction, integration and marketing of new wireless services; customer acceptance of services; economic conditions; changes in financial and capital markets; the inability to attain revenue and earnings growth in our wireless data business; changes in interest rates; inflation; the introduction, withdrawal, success and timing of business initiatives and strategies; competitive conditions; the inability to realize revenue enhancements; and extent and timing of technological changes. Numerex SEC reports identify additional factors that can affect forward-looking statements.

Numerex Corp.
Condensed Consolidated Statement of Operations
(In thousands, except per share data)
(Unaudited)
	Three Months Ended				Twelve Months Ended
	December 31,				December 31,
	2008	2007	Change	% Change	2008	2007	Change	% Change
Net sales:
Hardware	$7,303	$13,835	$(6,532)	-47%	$43,048	$43,408	$(360)	-1%
Service	8,159	8,829	(670)	-8%	29,271	24,596	4,675	19%
Total net sales	15,462	22,664	(7,202)	-32%	72,319	68,004	4,315	6%
Cost of hardware sales	6,631	12,617	(5,986)	-47%	37,469	38,491	(1,022)	-3%
Cost of services	2,675	2,085	590	28%	9,430	6,106	3,324	54%
Gross Profit	6,156	7,962	(1,806)	-23%	25,420	23,407	2,013	9%
	39.8%	35.1%			35.1%	34.4%
Sales and marketing expenses	2,132	2,247	(115)	-5%	9,077	7,115	1,962	28%
General, administrative and legal expenses	3,361	2,516	845	34%	11,037	9,205	1,832	20%
Research and development expenses	710	455	255	56%	2,198	1,459	739	51%
Bad Debt Expense	630	222	408	184%	1,102	635	467	74%
Depreciation and amortization	818	777	41	5%	3,107	2,493	614	25%
Goodwill & long-lived asset impairment	5,289	-	5,289	nm	5,289	-	5,289	nm
Operating earnings (loss)	(6,784)	1,745	(8,529)	nm	(6,390)	2,500	(8,890)	nm
Interest expense	(389)	(416)	27	nm	(1,530)	(1,365)	(165)	nm
Other income	(10)	53	(63)	nm	(8)	33	(41)	nm
Earnings (loss) before tax	(7,183)	1,382	(8,565)	nm	(7,928)	1,168	(9,096)	nm
Provision (benefit) for income tax	3,468	828	2,640	nm	3,047	728	2,319	nm
Net earnings (loss)	$(10,651)	$554	$(11,205)	nm	$(10,975)	$440	$(11,415)	nm

Basic earnings (loss) per common share	$(0.75)	$0.04			$(0.78)	$0.03
Diluted earnings (loss) per common share	$(0.75)	$0.04			$(0.78)	$0.03
Number of shares used in per share calculation
Basic	14,160	13,197			14,144	13,137
Diluted	14,160	13,575			14,144	13,700

Numerex Corp.
Supplemental Sales Information
(in thousands)
(unaudited)
	Three Months Ended			Twelve Months Ended
	December 31,			December 31,
Net Sales:	2008	2007	Change	2008	2007	Change
Wireless Data Communications
Hardware	$7,099	$13,213	$(6,114)	$40,196	$41,661	$(1,465)
Service	7,121	8,068	(947)	25,952	21,164	4,788
Subtotal	14,220	21,281	(7,061)	66,148	62,825	3,323
Digital Multimedia, Networking and Wireline Security
Hardware	203	622	(419)	2,852	1,747	1,105
Service	1,038	761	277	3,319	3,432	(113)
Subtotal	1,241	1,383	(142)	6,171	5,179	991
Total
Hardware	7,302	13,835	(6,533)	43,048	43,408	(360)
Service	8,159	8,829	(670)	29,271	24,596	4,675
Total net sales	15,461	22,664	(7,203)	72,319	68,004	4,315

Numerex Corp.
Condensed Consolidated Statement of Operations
(In thousands, except per share data)
(Unaudited)
	Three Months Ended			Twelve Months Ended
	December 31, 2008			December 31, 2008
	GAAP		Non-GAAP	GAAP		Non-GAAP
	Results	Adjustments	Results	Results	Adjustments	Results
Net sales:
Hardware	$7,303		$7,303	$43,048		$43,048
Service	8,159		8,159	29,271		29,271
Total net sales	15,462		15,462	72,319		72,319
Cost of hardware sales	6,631		6,631	37,469		37,469
Cost of services	2,675		2,675	9,430		9,430
Gross Profit	6,156	-	6,156	25,420	-	25,420
	39.8%		39.8%	35.1%		35.1%
Sales and marketing expenses	2,132		2,132	9,077		9,077
General, administrative and legal expenses	3,361	(1,454)	1,907	11,037	(3,170)	7,867
Research and development expenses	710		710	2,198		2,198
Bad debt expense	630		630	1,102		1,102
Earnings before interest, depreciation and amortization	(677)	1,454	777	2,006	3,170	5,176
Depreciation and amortization	818	-	818	3,107	-	3,107
Goodwill & long-lived asset impairment	5,289	(5,289)	-	5,289	(5,289)	-
Operating earnings (loss)	(6,784)	6,743	(41)	(6,390)	8,459	2,069
Interest expense	(389)		(389)	(1,530)		(1,530)
Other income	(10)		(10)	(8)		(8)
Earnings (loss) before tax	(7,183)	6,743	(440)	(7,928)	8,459	531
Provision (benefit) for income tax	3,468	(3,468)	-	3,047	(3,047)	-
Net earnings (loss)	$(10,651)	$10,211	$(440)	$(10,975)	$11,506	$531

Basic earnings (loss) per common share	$(0.75)		$(0.03)	$(0.78)		$0.04
Diluted earnings (loss) per common share	$(0.75)		$(0.03)	$(0.78)		$0.04
Number of shares used in per share calculation
Basic	14,160		14,160	14,144		14,144
Diluted	14,160		14,160	14,144		14,144

(a) These Unaudited non-GAAP Consolidated Statements of Operations are for informational purposes only and are not presented in accordance with GAAP. The adjustments necessary to provide a direct reconciliation of the non-GAAP to the GAAP basis consolidated Statement of Operations exclude stock option expense, legal fees associated with litigation, goodwill and long-lived asset impairment expense as well as the re-establishment of the full valuation allowance against deferred tax assets.

Numerex Corp.
Condensed Consolidated Statement of Operations
(In thousands, except per share data)
(Unaudited)
	Three Months Ended			Twelve Months Ended
	December 31, 2007			December 31, 2007
	GAAP		Non-GAAP	GAAP		Non-GAAP
	Results	Adjustments	Results	Results	Adjustments	Results
Net sales:
Hardware	$13,835		$13,835	$43,408		$43,408
Service	8,829		8,829	24,596		24,596
Total net sales	22,664		22,664	68,004		68,004
Cost of hardware sales	12,617		12,617	38,491		38,491
Cost of services	2,085		2,085	6,106		6,106
Gross Profit	7,962	-	7,962	23,407	-	23,407
	35.1%		35.1%	34.4%		34.4%
Sales and marketing expenses	2,247		2,247	7,115		7,115
General, administrative and legal expenses	2,516	(286)	2,230	9,205	(941)	8,264
Research and development expenses	455		455	1,459		1,459
Bad debt expense	222		222	635		635
Earnings before interest, depreciation and amortization	2,522	286	2,808	4,993	941	5,934
Depreciation and amortization	777	-	777	2,493	-	2,493
Goodwill & long-lived asset impairment	-	-	-	-	-	-
Operating earnings	1,745	286	2,031	2,500	941	3,441
Interest expense	(416)		(416)	(1,365)		(1,365)
Other income	53		53	33		33
Earnings (loss) before tax	1,382	286	1,668	1,168	941	2,109
Provision (benefit) for income tax	828	-	828	728		728
Net earnings (loss)	$554	$286	$840	$440	$941	$1,381

Basic earnings (loss) per common share	$0.04		$0.06	$0.03		$0.11
Diluted earnings (loss) per common share	$0.04		$0.06	$0.03		$0.10
Number of shares used in per share calculation
Basic	13,197		13,197	13,137		13,137
Diluted	13,575		13,575	13,700		13,700

(a) These Unaudited non-GAAP Consolidated Statements of Operations are for informational purposes only and are not presented in accordance with GAAP. The adjustments necessary to provide a direct reconciliation of the non-GAAP to the GAAP basis consolidated
Statement of Operations excludes stock option expense.

NUMEREX CORP.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
	December 31,	December 31,
	2008	2007
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$8,917	$7,425
Accounts receivable, less allowance for doubtful accounts of $1,010
at December 31, 2008 and $1,009 at December 31, 2007:	9,159	16,396
Inventory	8,506	10,059
Prepaid expenses and other current assets	1,508	1,885
Deferred tax asset	-	770
TOTAL CURRENT ASSETS	28,090	36,535

Property and equipment, net	1,765	2,003
Goodwill, net	23,771	22,603
Other intangibles, net	5,796	6,940
Software, net	2,796	3,486
Other assets - long-term	288	526
Deferred tax asset - long-term	-	2,005
TOTAL ASSETS	$62,506	$74,098

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$7,291	$10,299
Other current liabilities	2,943	2,311
Note payable	2,568	2,568
Deferred revenues	1,134	1,328
Obligations under capital leases	29	44
TOTAL CURRENT LIABILITIES	13,965	16,550

LONG TERM LIABILITIES
Note payable - net of current portion	7,629	10,197
Obligations under capital leases and other long-term liabilities	520	486
TOTAL LONG TERM LIABILITIES	8,149	10,683

COMMITMENTS AND CONTIGENCIES	-	-

SHAREHOLDERS’ EQUITY
Preferred stock - no par value; authorized 3,000,000; none issued	-	-
Class A common stock - no par value, authorized 30,000,000, issued 15,349,327
shares at December 31, 2008 and 14,706,101 shares at December 31, 2007	50,800	47,455
Class B common stock – no par value; authorized 5,000,000; none issued	-	-
Additional paid-in-capital	4,587	3,427
Treasury stock, at cost, 1,185,809 shares on December 31, 2008 and
December 31, 2007	(5,053)	(5,053)
Accumulated other comprehensive earnings (loss)	(9)	(6)
Retained earnings (deficit)	(9,933)	1,042
TOTAL SHAREHOLDERS' EQUITY	40,392	46,865
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$62,506	$74,098